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                                                                    Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement dated May 14, 1997 pertaining to the National Record Mart, Inc. 1993 Stock Option Plan of our report dated May 31, 1996, with respect to the consolidated financial statements of National Record Mart, Inc. included in its Annual Report (Form 10-K) for the period ended March 30, 1996, filed with the Securities and Exchange Commission.

                                                  /s/ ERNST & YOUNG LLP

                                                  ERNST & YOUNG LLP

Pittsburgh, Pennsylvania
May 14, 1997